Improvement in the Appearance of Cellulite from an Acoustic Subcision Device

Elizabeth L. Tanzi, M.D. FAAD

Associate Clinical Professor of Dermatology
George Washington University School of Medicine
Washington, DC

Director
Capital Laser & Skin Care

Improvement in the Appearance of Cellulite from an Acoustic Subcision Device

Disclosure

- Allergan/Coolsculpting (SAB)
- Merz/Ulthera
- Pulse Biosciences (SAB)
- Sciton (SAB)
- Soliton (SAB)
- Solta
- Syneron/Candela

Cellulite

- Cellulite is formed in the subdermal fat layer
- In this region, fat cells are arranged in chambers surrounded by bands of fibrous septa
- In certain types of cellulite, the septa can contract and become sclerotic holding portions of the skin with a non-flexible length of septa
- This results in areas of the skin being pulled down while adjacent sections bulge outward resulting in dimples and ridges


Cellulite Dimples
Epidermis
Dermis
Fat cells
Fibrous Septa

‘Incisionless’ subcision*

- Incisionless subcision is a surgical procedure used for treating depressed cutaneous scars, wrinkles, and cellulite dimples and ridges.
- The principle of this procedure is to cut the fibrotic strands, which tether the scar to the underlying muscle.
- The defect or depression is lifted by the releasing action of the procedure, as well as from new connective tissue that forms during the course of normal wound healing.
- Needle-based ‘incisionless’ subcision:
  - A special hypodermic needle (e.g., tri-beveled hypodermic needle) is inserted through a puncture in the skin surface (i.e, no incision or ‘incisionless’)
  - The sharp edge of the needle is maneuvered under the defect to make subcutaneous cuts to break fibrotic strands that are tethering a skin defect to the underlying tissue.


Cellfina - Trattamento cellulite | Centri Jenevi Medical



*Orentreich DS, Orentreich N. Subcutaneous **incisionless** (**subcision**) surgery for the correction of depressed scars and wrinkles. Dermatol Surg. 1995;21:543–9.

Acoustic subcision device: mechanism of action

- A new experimental device emits rapid acoustic shock wave pulses that are transmitted through the skin to break the fibrotic septa
- Defects or depressions are lifted by the releasing action of the procedure
- Direct mechanism is shearing and tearing induced by shock waves scattering from small-scale tissue inhomogeneity (Howard, 1997)

- This device has not received FDA pre-market clearance, and is not commercially available



Howard, D., & Sturtevant, B. (1997). In vitro study of the mechanical effects of shock-wave lithotripsy. Ultrasound in Med. & Biol., 23(7), 1017-1122.

Acoustic subcision pulses

- Rapid pulses of acoustic shock waves that have very short rise times (less than 100 nanoseconds) and high peak-pressures
- Shock front rise time plays a critical role in shear-induced tissue injury. The greater the gradient, the more tissue injury occurs. (Lokhandwalla, 2001)
- Shock-induced shearing might initiate injury. However, individual shocks do not produce sufficient shear to do so, multiple rapid pulses are required (e.g. 50 pulses per second) (Freund, 2007)


<0.1 μs
9.6 MPa
10e-6
0
10e-6
20e-6
30e-6
Hydrophone recording of acoustic subcision pulse

Lokhandwalla, M., McAteer, J. A., Williams, J. C., & Sturtevant, B. (2001). Mechanical haemolysis in shock wave lithotripsy (SWL): II. In vitro cell lysis due to shear. *Phys. Med. Biol.*, *46*, 1245–1264.
Freund, J. B., Colonius, T., & Evan, A. P. (2007, September). A cumulative shear mechanism for tissue damage initiation in shock-wave lithotripsy. *Ultrasound Med Biol.*, *33*(9), 1495-1503.

Acoustic subcision → Fibrous septa disruption

(Pig model. High intensity 2 minutes – 2x magnification)

Control: Un-damaged fibrous septa


aperio

Test: Fibrous septa disruption
(post-treatment)



Acoustic subcision → Fibrous septa disruption

(Pig model. High intensity 2 minutes -- 20x magnification)

Control: Un-damaged fibrous septa



Test: Fibrous septa disruption
(post-treatment)



Acoustic subcision device: Mechanism of action


skin
Acoustic Subcision Pulse
Physical Effects
Biological Effects
ECM Remodeling & Dermal Thickening

Physical effects

- ECM/Fibrous septa disruption

Biological effects (from Mechanotransduction)

- Collagenesis
- Angiogenesis
- Lymphangiogenesis
- Inflammation inhibition

Acoustic subcision device: procedure

- 20-30 minute procedure can treat much of a leg/buttock area
- Non-invasive: Real "incision-less" procedure Skin never punctured
- No anesthetic required
- Physician oversight of delivery; delegatable
- No recovery time



Proof of concept cellulite clinical trial

Objectives

- Primary: Safety and tolerability
- Secondary: Improvement in appearance of cellulite -- mean change in cellulite severity score

Methods

- 5 treatment sites (1 per leg per participant) with Grade II cellulite
- Acoustic subcision device
- Treatments: Single 20 minute session over treatment site (~10" x ~10" area)

Assessment

- Safety: Any safety issues
- Tolerance: 10-point pain scale post-procedure
- Efficacy: Photographic assessment by 3 blinded independent physician reviewers 12-weeks post treatment using a 0 to 5 point simplified, validated, Cellulite Severity Scale*

TABLE 1. Cellulite Severity Scoring

Score	*Description*
1. Severity scoring by the independent evaluators	
A. Number of evident depressions	
0	None
1	Mild (≤4 depressions)
2	Moderate (≥5 to ≤9 depressions)
3	Severe (≥10 depressions)
B. Average depth of depressions	
0	None
1	Mild (1–2 mm)
2	Moderate (3–4 mm)
3	Severe (≥5 mm)

Severity scale (A+B−1)	*Classification*	*Severity Grade*
2. Cellulite severity grading (calculated values)		
0	None	0
1–2	Mild	1
3	Moderate	2
4–5	Severe	3

* Kaminer, M. S., Coleman, W. P., Weiss, R. A., Robinson, D. M., Coleman, W. P., & Hornfeld, C. (2015, March). Multicenter pivotal study of vacuum-assisted precise tissue release for the treatment of cellulite. *American Soc of Derm Surg, 41*(3).

Results

Safety

- Mild folliculitis at sites following treatment that resolved within hours
- No erythema, swelling or bruising reported

Pain Score

- Participants were asked to rate pain on a 0-10 scale (0=no pain, 10=maximum possible pain)
- 97% of the ~120 total applications, participants reported no pain (i.e., score of ‘0’)
- Maximum overall score was a ‘4’ by one participant when pulses applied directly over hip bone prominence

Efficacy

- 100% correct selection of the before and 12-week post-treatment photos by all blinded reviewers
- Average reduction of the Cellulite Severity Scale (CSS) to 3.03 from 4.27 ($P<0.001$)


Proof of Concept Cellulite Trial
Single-Tx 12-Week Cellulite Severity Scores
Average Score of 3 Blinded Reviewers
CSS Score
5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
P < 0.001
2.83
1.50
4.83
3.33
4.00
3.00
4.67
3.33
5.00
4.00
4.27
3.03
Pt001
Pt002
Pt003
Pt004
Pt005
Average (n=5)
Before
After

Pt002





Pt002
Side View




Pt003



Pt003
Oblique View



Pt005



Pt001



Improvement in the Appearance of Cellulite from an Acoustic Subcision Device

Summary

- Pilot study; much more work needs to be done
- Potential for non-invasive treatment with no recovery time to reduce the appearance of cellulite
- On-going trials with extended follow-up warranted